TRUSTCO BANK CORP NY	Exhibit 99

TrustCo Bank Corp NY
2022 Equity Awards

2022 Officer Awards

Officer	Restricted Unit Awards	Performance Unit Awards
		Threshold	Target	Max
R McCormick	7,624	2,859	11,435	17,153

R Leonard	3,680	1,381	5,521	8,282

S Salvador	2,629	986	3,944	5,916
M Ozimek	2,629	986	3,944	5,916
K Curley	2,629	986	3,944	5,916